UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2010

YANKEE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-141699-05	20-8304743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 YANKEE CANDLE WAY

SOUTH DEERFIELD,

MASSACHUSETTS 01373

(413) 665-8306

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2010, the Board of Directors of Yankee Holding Corp. (the “Registrant”) and The Yankee Candle Company, Inc. (the “Company”) elected Trudy Sullivan a director. Ms. Sullivan was also elected to the Board of Managers of YCC Holdings, LLC, the parent holding company of the Registrant.

Ms. Sullivan is currently the President and Chief Executive Officer of The Talbots, Inc., a leading specialty retail and direct marketer of women’s apparel, shoes and accessories with operations in both the United States and Canada. Ms. Sullivan joined The Talbots, Inc. as President and CEO in 2007. Before joining The Talbots, Inc., Ms. Sullivan held various senior executive positions of increasing responsibility with Liz Claiborne, Inc. from 2001-2007, including President from January 2006-July 2007. Prior to that, Ms. Sullivan held senior leadership roles with J. Crew Group, Inc. Ms. Sullivan also serves on the Board of Directors of The Talbots, Inc.

Ms. Sullivan was also appointed to the Compensation Committee of the Company.

The Company has issued a press release announcing Ms. Sullivan’s election, a copy of which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2010

YANKEE HOLDING CORP.
(Registrant)

/s/ Harlan M. Kent
Chief Executive Officer